UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one (1) shares for every ten (10) shares of common stock outstanding. The amendment became effective on December 2, 2025.

The reverse stock split was implemented to increase the per-share trading price of the Company’s common stock to meet continued listing requirements. As a result of the reverse stock split, every ten (10) shares of the Company’s common stock issued and outstanding immediately prior to the effective time were automatically combined and converted into one (1) share of common stock.

The reverse stock split affected all stockholders uniformly and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split resulted in any stockholder receiving cash in lieu of fractional shares. No fractional shares were issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares were rounded up to the nearest whole share.

The par value of the Company’s common stock remained unchanged at $0.0005 per share. The Company’s common stock continues to trade on NASDAQ under the symbol “PRPH”.

Item 8.01 Other Events

The Securities and Exchange Commission requires disclosure of material changes and events that the registrant deems of importance to security holders via Form 8-K filings. The Company is filing this Form 8-K to comply with the Securities and Exchange Commission’s mandatory disclosure requirements regarding the reverse stock split.

Following the effective date of the reverse stock split, the Company has approximately 5,768,951 shares of common stock issued and outstanding. The Company’s transfer agent has been instructed to issue new stock certificates representing the appropriate number of post-split shares to registered stockholders. Stockholders holding shares in book-entry form or through a brokerage account will have their positions automatically adjusted to reflect the reverse stock split.

The reverse stock split was previously approved by the Company’s Board of Directors on November 30, 2025 and by the Company’s stockholders at the Special Meeting of Stockholders held on November 24, 2025. The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State on December 2, 2025, to effectuate the reverse stock split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: Thursday, December 11, 2025